Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ethan Allen Interiors Inc.:

We consent to the incorporation by reference in the registration statement (no. 333-138763) on Form S-8 of Ethan Allen Interiors, Inc. of our report dated June 21, 2017 , relating to our audit of the 2016 financial statements and supplemental schedule of The Ethan Allen Retirement Savings Plan, which appears in this Annual Report on Form 11-K of The Ethan Allen Retirement Savings Plan for the year ended December 31, 2016.

/s/ RSM US LLP

Stamford, CT

June 21, 2017